UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 16, 2010

Cardium Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33635	27-0075787
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12255 El Camino Real, Suite 250, San Diego, California	92130
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 436-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 16, 2010, we entered into a letter agreement with Dawson James Securities, Inc., retaining them as our exclusive placement agent for a secondary public offering of up to $10 million of units of our securities on a reasonable best efforts basis. The units are being offered pursuant to a preliminary prospectus supplement dated February 17, 2010, a prospectus dated December 19, 2007, and our previously filed registration statement on Form S-3 (Registration No. 333-147947), which was declared effective by the Securities and Exchange Commission on December 19, 2007. At the election of us and Dawson James Securities, Inc., we may elect to increase the aggregate offering amount by up to 20%, not to exceed $12,000,000 in the aggregate. The offering is expected to close on or about March 5, 2010.

Each unit in the offering will consist of ten shares of our common stock, par value $0.0001 per share, and a warrant to purchase five shares of our common stock. Each warrant will entitle its holder to purchase five shares of our common stock and will be exercisable at any time on or after six months from the date of issuance for a period of five years from that date. Units will not be issued or certificated. The units will separate immediately and the common stock and warrants will be issued separately and the common stock will trade separately. The warrants will be issued in “book entry” form pursuant to the terms of a warrant agreement between us and Computershare Trust Company, N.A., who will act as warrant agent. The selling price for the units and the exercise price for the warrants has not yet been established.

In accordance with the terms of our letter agreement, we have agreed to pay Dawson James a cash commission at the fixed rate of 7% of the gross proceeds raised in the offering. In addition, we will issue to the placement agent a warrant to purchase a number of shares of common stock equal to 5% of the aggregate shares of common stock issued in the offering. The placement agent warrant will be on substantially similar terms to the warrants issued in the offering, except that the placement agent warrants will be exercisable at an exercise price of 125% of the offering price for the common stock, will be exercisable upon the six month anniversary of their date of issuance through December 19, 2012, and will be restricted from transfer as provided by FINRA Rule 5110(g).

The foregoing description of the offering, the warrants and the letter agreement with the placement agent does not purport to be complete and is qualified in its entirety by reference to the exhibits hereto which are incorporated by reference. Except for the historical information contained herein, this report contains forward-looking statements that involve risk and uncertainties, such as statements related to the anticipated closing of the offering. The risks and uncertainties involved include the risks detailed from time to time in our filings with Securities and Exchange Commission, including our annual report on Form 10-K and quarterly reports on Form 10-Q.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed with this report on Form 8-K:

Exhibit No.	Description of Exhibit
4.1	Form of Warrant Agreement between Cardium Therapeutics, Inc. and Computershare Trust Company, NA.
10.1	Letter Agreement dated February 16, 2010 by and between Cardium Therapeutics, Inc. and Dawson James Securities, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardium Therapeutics, Inc.

By:	/s/ Christopher J. Reinhard
Christopher J. Reinhard
Chief Executive Officer

Date: February 18, 2010